Exhibit 99.1

THE CHILDREN’S PLACE ANNOUNCES $90 MILLION IN NEW UNSECURED FINANCING
PROVIDED BY MAJORITY SHAREHOLDER MITHAQ CAPITAL

UPON FUNDING, A WAIVER OF THE EVENT OF DEFAULT TRIGGERED

BY THE CHANGE IN CONTROL WILL BE GRANTED

SECAUCUS, N.J., April 17, 2024 — The Children’s Place, Inc. (Nasdaq: PLCE), an omni-channel children’s specialty portfolio of brands with an industry-leading digital-first model, today announced that it has entered into a new financing agreement with its majority shareholder, Mithaq Capital SPC (“Mithaq”), for an unsecured and subordinated $90 million term loan, to be funded no later than April 19, 2024 (the “New Mithaq Term Loan”).

The New Mithaq Term Loan will further strengthen the Company’s liquidity position on better terms in the aggregate than the previously announced term loan contemplated by the non-binding term sheet that the Company entered into with 1903P Loan Agent, LLC (the “Proposed Term Loan”). As a result of this new financing, the Company will not pursue the Proposed Term Loan any further.

The Company intends to use the net proceeds of the New Mithaq Term Loan to repay the Company’s existing $50 million term loan under the Company’s Amended and Restated Credit Agreement dated May 9, 2019 (the “Credit Facility”), to reduce a portion of the Company’s accounts payable balances with vendors, and for other general corporate purposes. As previously disclosed, Mithaq’s acquisition of the Company’s common stock triggered a change in control that caused an event of default under the Credit Facility. Upon the funding of the New Mithaq Term Loan, an amendment to the Credit Facility will become effective, which among other things, will permit entering into the New Mithaq Term Loan and waive the event of default resulting from the change in control.

The New Mithaq Term Loan matures on April 16, 2027 and will accrue interest at the Secured Overnight Financing Rate (“SOFR”) plus 4.00% per annum, with accruing interest payments to be deferred until April 30, 2025. Unlike the Proposed Term Loan, the New Mithaq Term Loan does not contain closing, prepayment or exit fees, or other fees typical for transactions of this nature, does not impose additional reserves on borrowings under the Credit Facility, does not contain certain restrictive covenants, and provides for a significantly lower interest rate than the Proposed Term Loan.

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Sheamus Toal, Chief Operating Officer and Chief Financial Officer of The Children’s Place, said, “We are pleased to have the continued support of our majority shareholder, and to have secured additional funding to address our liquidity needs on significantly more favorable terms in the aggregate than those contemplated by the Proposed Term Loan. We are now better positioned to deliver on our industry-leading digital strategy, while also remaining strongly focused on improving operational efficiency and profitability.”

Turki S. AlRajhi, Chairman of The Children’s Place and Chairman and CEO of Mithaq, stated, “We are pleased to demonstrate our continued commitment in decisive, self-explanatory actions. The financing agreement is not only in the best interest of all fellow shareholders and better than the alternative options, but also puts The Children’s Place in a stronger financial position.”

Since February 29, 2024, the Company has received $168.6 million in funding from Mithaq, composed of the $90 million New Mithaq Term Loan and the previously announced $78.6 million in interest-free, unsecured and subordinated term loan funding (the “Initial Mithaq Term Loans”).

Additional details regarding the New Mithaq Term Loan can be found in the Form 8-K to be filed by the Company with the Securities and Exchange Commission following the funding of the New Mithaq Term Loan.

About The Children’s Place

The Children’s Place is an omni-channel children’s specialty portfolio of brands with an industry-leading digital-first model. Its global retail and wholesale network includes four digital storefronts, more than 500 stores in North America, wholesale marketplaces and distribution in 16 countries through six international franchise partners. The Children’s Place is proud to be a women-led Company, including industry-leading gender diversity in senior management and throughout all levels of its workforce, and of its commitment to sustainable business practices that benefit its customers, associates, investors, suppliers and the communities it serves. The Children’s Place designs, contracts to manufacture, and sells fashionable, high-quality apparel, accessories and footwear predominantly at value prices, primarily under its proprietary brands: “The Children’s Place”, “Gymboree”, “Sugar & Jade”, and “PJ Place”. For more information, visit: www.childrensplace.com and www.gymboree.com, as well as the Company’s social media channels on Instagram, Facebook, X, formerly known as Twitter, YouTube and Pinterest.

About Mithaq

Mithaq Capital SPC is an affiliate of Mithaq Holding Company, a decentralized family office headquartered in Saudi Arabia with investments in public equities, private equities, real estate, and income-producing assets in local and international markets. Mithaq follows a disciplined value investing approach with margin-of-safety as a principle. Mithaq is a strategic long-term shareholder with a history of owning high-quality businesses, supporting first-class management teams, and championing long-standing partnerships based primarily on trust. Mithaq is a segregated portfolio company existing under the laws of the Cayman Islands. For further information, visit www.mithaqholding.com.

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Forward-Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the New Mithaq Term Loan and the Initial Mithaq Term Loans. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2023. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, the uncertainty of weather patterns, and the risk that our preliminary unaudited results for the fourth quarter of fiscal 2023 may differ (perhaps materially) from our actual results for such period. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Children’s Place Contact:

Investor Relations (201) 558-2400 ext. 14500

Mithaq Contact:

Mithaq-Capital@MithaqHolding.com

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